UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015 (August 5, 2015)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 5, 2015, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Master Terms and Conditions for Warrants, dated as of October 18, 2011 (the “Master Terms”), as supplemented by a confirmation dated October 18, 2011 (the “Confirmation”) and as amended by the amendment dated May 16, 2014 (the “First Amendment”), with Morgan Stanley & Co. International plc (“Morgan Stanley”).  The Master Terms, as supplemented by the Confirmation and amended by the First Amendment, are referred to below as the “Warrant Agreement.”  The Warrant Agreement governed the remaining outstanding warrants issued by the Company to Morgan Stanley in 2011 in connection with the issuance of Regeneron’s 1.875% convertible senior notes and the related hedging transactions.

Pursuant to the Second Amendment, Regeneron and Morgan Stanley have agreed to reduce the remaining number of warrants held by Morgan Stanley by up to 909,112, or 90%, for an aggregate amount payable by Regeneron not to exceed $399.0 million.  The reduction in the number of warrants will be determined on a daily basis based on the number of warrants with respect to which Morgan Stanley has closed out its hedge positions on a trading day during the period starting on August 6, 2015 and ending no later than November 3, 2015 (the “Transaction Period”).  Each payment amount (a “Daily Amendment Payment”) will be based on the volume-weighted average of the per share prices at which Morgan Stanley purchases shares of Regeneron common stock, par value $0.001 per share (“Common Stock”), in order to close out its hedge positions in respect of such warrants on a trading day during the Transaction Period, and will be due on the third business day following each such trading day.

In its sole discretion, Regeneron may satisfy any Daily Amendment Payment in cash or by delivering shares of Common Stock (“Settlement Shares”) to Morgan Stanley (or its designee) with a value equal to such Daily Amendment Payment, as determined by Morgan Stanley in good faith and in commercially reasonable manner (taking into account a commercially reasonable illiquidity discount in the case of any unregistered Settlement Shares).  If, following the sale of Settlement Shares by or on behalf of Morgan Stanley on the conditions set forth in the Second Amendment, it is determined that the net proceeds thereof are less than the applicable Daily Amendment Payment, Regeneron will become obligated to cover the shortfall either in cash or by delivery of additional shares of Common Stock (“Makewhole Shares”). The maximum aggregate number of Settlement Shares and Makewhole Shares required to be delivered by Regeneron upon settlement of all Daily Amendment Payments settled in Common Stock may not exceed 250,000 (the “Share Cap”).  If Regeneron elects to settle any Daily Amendment Payment in Common Stock and such settlement would otherwise require delivery of shares of Common Stock in excess of the Share Cap, Regeneron will not be required to cover the shortfall in cash or otherwise.

The Second Amendment also contains customary representations, warranties and covenants of the Company and Morgan Stanley, respectively.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: August 6, 2015